                                                       EXHIBIT 11

           MERIDIAN DIAGNOSTICS, INC. AND SUBSIDIARIES

            Computation of Earnings Per Common Share
                   Period Ended March 31, 1996


                              Weighted Avg.            Earnings
                                Number of                Per
                              Common Shares    Net      Common
                               Outstanding   Income     Share        Use
                              _____________  ______    ________  _________

Quarter Ended March 31, 1996:

  Shares outstanding
    January 1, 1996         14,244,937     $       -    $       -
  Weighted average shares
    issued during the
    period (12,093 shares)       3,104             -            -
  Net Income                               1,354,971        .0951
                            __________    __________    _________ _________

                            14,248,041     1,354,971        .0951    .10

  Effect of outstanding
    stock options
    which is less than
    3% and not required
    to be disclosed in the
    financial statements
    (798,433 shares)           435,252             -            -
                            __________     _________    __________

                            14,683,293     1,354,971        .0923

  Additional effect of
    stock options
    at quarter end stock
    price                       11,621             -            -
                            __________    __________    _________

                            14,694,914    $1,354,971       $.0922
                            __________    __________    _________
                            __________    __________    _________

Six months ended
 March 31, 1996

  Shares outstanding
    October 1, 1995         12,924,814     $       -           -
  Weighted average
    shares issued
    during the period
    (1,332,192 shares)       1,147,108
  Net Income                               1,984,130           -
                            __________    __________    _________ _________

                            14,071,922     1,984,130       .1410      .14

  Effect of outstanding
  stock options which is
  less than 3% and not
  required to be disclosed
  in the financial
  statements (798,433
  shares)                      435,252             -           -

  Effect of convertible
  debentures                   181,132        26,824           -
                            __________    __________    _________

                            14,688,306     2,010,954        .1369

  Additional effect of
    stock options at
    quarter end stock
    price                       11,621             -            -
                            __________    __________    _________

                            14,699,927    $2,010,954       $.1368
                            __________    __________    _________
                            __________    __________    _________